INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 2- 76547 of Oppenheimer Integrity Funds on behalf of Oppenheimer bond Fund of our report dated January 23, 1998, appearing in the Statement of Additional Information, which is a port of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 23, 1998